                                                                   Exhibit 10.21

                             ANTI-DILUTION WARRANT

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE (AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, AND THE WARRANTS MAY NOT BE EXERCISED ON BEHALF OF ANY U.S. PERSON, EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF, OR AN EXEMPTION UNDER, SUCH ACT.

                          WARRANT TO PURCHASE SHARES
                              OF COMMON STOCK OF
                         TERAYON COMMUNICATION SYSTEMS

                                 APRIL 6, 1998

     This certifies that SHAW COMMUNICATIONS INC. (the "Holder"), for value received, is entitled to purchase from TERAYON COMMUNICATION SYSTEMS, a California corporation (the "Company"), a number of shares of the Company's common stock, no par value (the "Common Stock"), equal to the number of Issuable Shares (as defined in and determined by the formula set forth in Section 2 below) for cash at an aggregate price of One Dollar (the "Stock Purchase Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

     This Warrant is subject to the following terms and conditions:

1. EXERCISE; EXERCISE PERIOD; ISSUANCE OF CERTIFICATES. This Warrant is exercisable at the option of the Holder at any time during the Exercise Period (as defined herein) for all or any part of the shares of Common Stock (but not for a fraction of a share) in the event (and in each instance) that the Company issues New Equity Securities (as defined in Section 2(d) below). "Exercise Period" shall mean the period commencing upon the date hereof and terminating on the date the Holder no longer legally or beneficially owns any Eligible Shares. "Eligible Shares" shall mean only (a) shares of Series F Preferred Stock issued to Holder under the Series F Preferred Stock Purchase Agreement dated April 6, 1998 (the "Purchase Agreement"), or shares of Common Stock into which such shares of Series F Preferred Stock have been converted, (b) 3,000,000 shares of Common Stock exercisable under the Product Purchase Warrant issued to Holder by the Company as of the date hereof (the "Product Purchase Warrant"); provided that in the event that the final number of vested shares (under the Product Purchase Warrant) is less than 3,000,000, the number of Eligible Shares and the number of shares of Common Stock issuable or issued to Holder under this Warrant shall be appropriately adjusted (including, if necessary the return of securities by Holder to the Company), and (c) any shares of Common Stock issued pursuant to this Warrant. Certificates for the shares of Common Stock so purchased hereunder, together with any other securities to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company within a reasonable time after the rights represented by this Warrant have been so exercised.

2. PAYMENT FOR SHARES; CALCULATION OF ISSUABLE SHARES. The Company agrees that the shares of Common Stock purchased under this Warrant during the Exercise Period shall

                                       1.

be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which a copy of this Warrant shall have been surrendered, properly endorsed, along with a completed, executed Subscription Form in the form attached hereto as Exhibit A and Investment Representation Letter in the form attached hereto as Exhibit B, and payment by cash or check of the Stock Purchase Price in exchange for the then-applicable number of Issuable Shares (as defined in Section 2(a) below).


        (a) "Issuable Shares" shall mean the number of shares equal to the difference between (i) the product of (A) the number of Eligible Shares legally or beneficially owned by Holder multiplied by (B) the fraction, the numerator of which is equal to the Current Market Price (as defined in Section 2(b) below) and the denominator of which is equal to the Adjusted Price (as defined in Section 2(c) below), and (ii) the number of Eligible Shares legally or beneficially owned by Holder. Notwithstanding anything else in this Warrant, the Company shall not be obligated to deliver any Issuable Shares if the consideration for (x) any Common Stock or preferred stock sold prior to the Company's initial underwritten public offering of securities (the "IPO") exceeds $39.00 per share of Common Stock or (y) any Common Stock sold following the completion of the IPO exceeds $39.00 per share, in each of (x) and (y) above, such per share price is as adjusted for any stock dividends, combinations or splits with respect to such shares. In no event shall the number of Issuable Shares be less than a whole number, and any fractional Issuable Share shall be treated as provided in Section 10 below.

        (b) "Current Market Price" shall mean the price per share of Common Stock or any other equity security of the Company (herein collectively referred to as a "security") at the date herein specified as follows:

                (i) prior to the Company's IPO or if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the value of the security shall be $13.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares); provided, however, that in determining the value of the Common Stock for purposes of Section 10, if the foregoing shall not be applicable, the Current Market Price shall be determined in good faith by the Company's Board of Directors, or

                (ii) if the security is registered under the Exchange Act the value of the security shall be deemed to be the greater of (1) $7.55 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) or (2) the average of the daily market prices per share of the security for the 20 consecutive trading days immediately preceding the date as of which Current Market Price is to be determined or, if the security has been so listed for less than 20 consecutive trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. The market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any national securities exchange or The Nasdaq National Market, the closing price on such day, or if no sale takes place on such day, the average of the closing bid and ask prices on such day, (B) in the case of a security not then listed or admitted to trading on any national securities exchange or The Nasdaq National Market, the last reported sale

                                       2.

     price on such day, or if no sale takes place on such day, the average of the closing bid and ask prices on such day, as reported by a reputable quotation source designated by the Company and acceptable to Holder, (C) in the case of a security not then listed or admitted to trading on any national securities exchange or the Nasdaq National Market and as to which no such reported sale price or bid ask prices are available, the average of the reported high bid and low ask prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan City and State of New York, customarily published on each business day, designated by the Company and acceptable to Holder, or if there shall be no bid and ask prices on such day, the average of the high bid and low ask prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported, and (D) if there are no bid and ask prices reported during the ten days prior to the date in question, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

        (c) "Adjusted Price" shall mean the amount equal to the product of (i) the Current Market Price multiplied by (ii) the fraction in which (A) the numerator is the sum of (1) the number of shares of Common Stock and securities convertible into shares of Common Stock outstanding before issuance of the New Equity Securities plus (2) the number of shares that would be issuable at the Current Market Price in exchange for the total consideration (including consideration for the exercise of any option or warrant) to be received for the New Equity Securities, and (B) the denominator is the sum of (1) the number of shares of Common Stock and securities convertible into shares of Common Stock outstanding before issuance of the New Equity Securities plus (2) the number of shares of Common Stock represented by the New Equity Securities. For purposes of calculating the Adjusted Price, the number of shares of Common Stock and securities convertible into shares of Common Stock outstanding before issuance of the New Equity Securities shall be calculated on a fully diluted basis, as if all outstanding options, warrants (excluding this Warrant) or other rights for the purchase of shares of Common Stock or convertible securities had been fully exercised or converted immediately prior to such issuance.

        (d) "New Equity Securities" shall mean: (i) any Common Stock or preferred stock or other security of the Company that gives the holder a right to purchase, whether directly or indirectly, an equity interest in the Company; (ii) any security convertible, with or without consideration, into any Common Stock, preferred stock or other security (including any option to purchase such a convertible security); or (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other security during the Exercise Period at a purchase price per share that is less than the Current Market Price, as appropriately adjusted pursuant to Section 4 below;

        (e) Notwithstanding Section 2(d) above, "New Equity Securities" shall not mean: (i) shares of Common Stock issued upon the conversion of any preferred stock or other convertible security; or (ii) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (collectively, "Option Shares") issued or to be issued to employees or officers of the Company or its subsidiaries in connection with the provision of the services to the same pursuant

                                       3.

     to stock purchase or stock option plans or arrangements that are approved by the Company's board of directors and that do not exceed the following amounts: (x) prior to the Company's IPO, 400,000 Option Shares may be granted or issued at an exercise price of not less than $6.50 per Option Share, and an additional 400,000 Option Shares may be granted or issued at an exercise price of not less than $7.55 per Option Share and (y) subsequent to the Company's IPO, Option Shares may be granted or issued up to an aggregate amount that is equal to ten percent (10%) of the issued and outstanding share capital of the Company at the time of such grant or issuance at a per share exercise price that is equal to the Current Market Price of the Company's Common Stock, as defined in Section 2(b)(ii) above (in the case of each per share price in this Section 2(e), as such price is adjusted for any stock dividend, combination or stock split with respect to such shares); or (iii) shares of Common Stock issued upon the exercise of options outstanding as of the date hereof. Notwithstanding anything else in this Warrant, the Company may offer an amount and combination of securities (an "Investment") to a "strategic partner" of the Company (determined in each instance by a majority vote of the Company's board of directors, which majority must include Holder's nominee) on terms that are equal to or less favorable than the terms provided to Holder under the Purchase Agreement, the Product Purchase Warrant and this Warrant, and any exhibits or schedules hereto or thereto (the "Shaw Transaction"); provided that if the terms and conditions of such an Investment are more favorable to such strategic partner than the terms and conditions of the Shaw Transaction with respect to the price, number or acceleration of vesting of any securities, the rights, preferences and privileges of any preferred stock, the number and price of warrants issued, or the amount of product required to be purchased from the Company that gives rise to any rights to acquire securities of the Company, then, in such event (and in each such instance), at the election of Holder the Shaw Transaction shall be deemed to have occurred on the same terms as the Investment, and additional securities, which shall be Issuable Shares under this Warrant, shall be issued by the Company to Holder or rights granted to such strategic partner shall be granted to Holder.

3. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that it shall use its best efforts to ensure that all shares of Common Stock (or any other securities) that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities and claims. The Company further covenants and agrees to use its best efforts to have authorized and reserved during the Exercise Period, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities, when and as required to provide for the exercise of the rights represented by this Warrant.

4. ADJUSTMENT OF NUMBER OF SHARES. THE NUMBER OF SHARES OF COMMON STOCK PURCHASABLE UPON THE EXERCISE OF THIS WARRANT SHALL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME UPON THE OCCURRENCE OF CERTAIN EVENTS DESCRIBED IN THIS
SECTION 4.

    4.1 DIVIDENDS AND COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. If during the Exercise Period the Company shall make a stock dividend, subdivide or combine its Common Stock, the number of shares of Common Stock (if any) that have been calculated or are issuable upon exercises of this Warrant shall be appropriately adjusted.

                                       4.

    4.2 RECLASSIFICATION AND REORGANIZATION. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that Holder shall have the right to exercise such new Warrant upon payment of the Stock Purchase Price and procure upon such exercise in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, cash and property receivable upon such reclassification or change by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments (including adjustments in the Current Market Price) provided for in this Section 4. The provisions of this Section 4.2 shall similarly apply to successive reclassifications or changes.

    4.3 NOTICES OF CHANGE. Promptly upon any adjustment in the number or class of shares subject to this Warrant, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

    4.4 DE MINIMIS ADJUSTMENTS. No adjustment in the number of shares of Common Stock issuable hereunder shall be required unless such adjustment would require an increase of at least one percent (1%) in the number of shares of Common Stock then legally or beneficially owned by Holder, provided, however, that any adjustments which by reason of this Section 4.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

5. NO VOTING OR DIVIDEND RIGHTS. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6.  NOTICES OF RECORD DATE, ETC.  IN THE EVENT OF:

    (a) Any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right (other than the issuance of the Issuable Shares on the exercise of this Warrant) (a "Distribution");

    (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person (a "Reorganization");

    (c) Any voluntary or involuntary dissolution, liquidation, or winding up of the Company (a "Dissolution");

    (d) Any issuance of New Equity Securities; or

                                       5.

    (e)  Any Investment.

    then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date of any such Distribution stating the amount and character of such Distribution, (ii) the date on which any Reorganization is to take place, and the time, if any is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Reorganization, (iii) the date of any such Dissolution and the assets and other property that will be distributed pursuant to such Dissolution, (iv) the date and terms of any such issuance of New Equity Securities or warrants, or (v) the terms of any Investment. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

7. NO IMPAIRMENT. The Company shall not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

8. WARRANT NON-TRANSFERABLE. This Warrant shall not be transferable by Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Holder may transfer this Warrant to a subsidiary, parent or affiliated company of Holder; provided that Holder deliver written notice of such transfer within ten days.

9. LOST WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

10. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder a sum in cash equal to such fraction multiplied by the Stock Purchase Price.

11. GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

12. TITLES AND SUBTITLES. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

13. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service, by telecopy or by facsimile, or five days after deposit with the postal service, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page to this Warrant, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

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

14. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only with the written consent of the Company and the Holder.

15. SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms unless the result would be manifestly unjust or would deprive either party of the benefit of their bargain.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                       7.
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     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ____ day of April, 1998.

                                 The Company:

                                 TERAYON COMMUNICATION SYSTEMS

                                 a California corporation


                                 ___________________________________________
                                 Zaki Rakib
                                 Chief Executive Officer

                                 Address:  2952 Bunker Hill Lane
                                           Santa Clara, CA 95054
                                           Attention:  Chief Executive Officer
                                           Facsimile: (408) 727-6205

                                 Holder:

                                 SHAW COMMUNICATIONS INC.
                                 an Alberta corporation

                                 Address:  Suite 900, 630 Avenue S.W.
                                           Calgary, Alberta  T2P 4L4
                                           Attention:  Margot M. Micallef,
                                           Corporate Counsel
                                           Facsimile: (403) 750-7466

                                       8.
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                                   EXHIBIT A

                               SUBSCRIPTION FORM

Date:  ______________

Terayon Communication Systems
2952 Bunker Hill Lane
Santa Clara, California  95054

Attn:  Chief Executive Officer

Ladies and Gentlemen:

The undersigned hereby elects to exercise the Anti-Dilution Warrant dated April 6, 1998 (the "Warrant") issued to it by Terayon Communication Systems, a California corporation (the "Company") and to purchase thereunder
__________________________ shares of the Common Stock or other securities of the Company (the "Shares") for an aggregate purchase price of One Dollar ($1.00) (the "Purchase Price").

Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on Exhibit B of the Warrant.

Very truly yours,

SHAW COMMUNICATIONS  INC.

By:____________________________________________

Name:__________________________________________

Title:_________________________________________

                                   EXHIBIT B

                           INVESTMENT REPRESENTATION

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO TERAYON COMMUNICATION SYSTEMS ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE ANTI-DILUTION WARRANT DATED APRIL 6, 1998, WILL BE ISSUED.

____________ (Date)

Terayon Communication Systems
2952 Bunker Hill Lane
Santa Clara, California  95054

Attn:  Chief Executive Officer

Ladies and Gentlemen:

The undersigned, Shaw Communications Inc. ("Purchaser"), intends to acquire up to _____________________________ (____________) shares of the Common Stock, no par value or other securities (the "Stock"), of Terayon Communication Systems (the "Company") from the Company pursuant to the exercise of that certain Anti-Dilution Warrant dated April 6, 1998 held by Purchaser. The Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

Purchaser is acquiring the Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any applicable state securities law.

Purchaser has been advised that the Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

Purchaser has been informed that under the 1933 Act, the Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration is available with respect to any proposed transfer or disposition by Purchaser of the Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Stock until (i) such Stock has been effectively registered under the 1933 Act and sold by Purchaser in accordance with such registration, (ii) in the opinion of counsel for Purchaser of such Stock, such restrictions are no longer required in order to ensure compliance with the 1933 Act, or (iii) with


                                      1.

respect to Stock sold pursuant to Regulation S under the 1933 Act, a period of one (1) year has expired from the date of vesting of the Anti-Dilution Warrant under which such Stock will be purchased.

Purchaser certifies to the Company that (A) it is not a "U.S. Person" within the meaning of Regulation S under the 1933 Act and that the Anti-Dilution Warrant is not being exercised on behalf of a U.S. Person and (B) the Anti-Dilution Warrant has not been exercised in the United States and the Stock shall not be delivered within the United States upon exercise, unless registered under the 1933 Act or an exemption from such registration is available.

Purchaser also understands and agrees that there will be placed on the certificate(s) for the Stock, or any substitutions therefor, a legend stating in substance that:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE."

Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Stock with Purchaser's counsel.

Very truly yours,

SHAW COMMUNICATIONS  INC.

By:________________________________________

Name:______________________________________

Title:_____________________________________




                                      2.